                                                                EXHIBIT 10.43


                        This instrument prepared by and,
                       after recording, please return to:

                             Jonathan I. Mark, Esq.
                            Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

================================================================================

              TERM LOAN AND REVOLVING CREDIT DEED TO SECURE DEBT,
                  ASSIGNMENT OF LEASES AND SECURITY AGREEMENT

                                       BY

                            CARSON PRODUCTS COMPANY,
                                    Grantor,

                                       TO

                           CREDIT AGRICOLE INDOSUEZ,
                              as Collateral Agent,

                                  Beneficiary

                            Relating to Premises in:

                       Savannah, Chatham County, Georgia

                                  $75,000,000

                         Dated as of:  November 6, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

INTRODUCTION.............................................................................  1

RECITALS.................................................................................  1

GRANTING CLAUSES.........................................................................  2

COVENANTS................................................................................  5

                                        ARTICLE I

WARRANTIES, REPRESENTATIONS AND COVENANTS OF GRANTOR.....................................  5

SECTION 1.1.    Payment..................................................................  5
SECTION 1.2.    Authority and Validity...................................................  5
SECTION 1.3.    Good Title...............................................................  6
SECTION 1.4.    Recording Documentation To Assure
                   Security Interest; Fees and
                   Expenses..............................................................  7
SECTION 1.5.    Payment of Taxes, Insurance
                   Premiums, Assessments; Compliance
                   with Law and Insurance
                   Requirements..........................................................  8
SECTION 1.6.    Certain Tax Law Changes.................................................. 12
SECTION 1.7.    Required Insurance Policies.............................................. 12
SECTION 1.8.    Failure To Make Certain Payments......................................... 15
SECTION 1.9.    Inspection............................................................... 16
SECTION 1.10.   Grantor To Maintain Improvements......................................... 16
SECTION 1.11.   Grantor's Obligations with Respect to Leases............................. 17
SECTION 1.12.   Transfer Restrictions and Liens.......................................... 20
SECTION 1.13.   Destruction; Condemnation................................................ 21
SECTION 1.14.   Alterations.............................................................. 26
SECTION 1.15.   Hazardous Material....................................................... 26
SECTION 1.16.   Asbestos................................................................. 27
SECTION 1.17.   Books and Records; Other Information..................................... 28
SECTION 1.18.   No Claims Against Beneficiary............................................ 29
SECTION 1.19.   Utility Services......................................................... 29

                                        ARTICLE II


ASSIGNMENT OF LEASES; SECURITY AGREEMENT;
  ASSIGNMENT AGREEMENT................................................................... 30

SECTION 2.1.    Assignment of Leases, Rents, Issues and Profits.......................... 30
SECTION 2.2.    Security Interest in Fixtures............................................ 32

                                       ARTICLE III

EVENTS OF DEFAULT AND REMEDIES........................................................... 33

SECTION 3.1.    Events of Default........................................................ 33
SECTION 3.2.    Remedies in Case of an Event of Default.................................. 33
SECTION 3.3.    Sale of Mortgaged Property if Event
                   of Default Occurs; Proceeds of Sale................................... 35
SECTION 3.4.    Additional Remedies in Case of an Event of Default....................... 38
SECTION 3.5.    Legal Proceedings After an Event of Default.............................. 39
SECTION 3.6.    Remedies Not Exclusive................................................... 41

                                       ARTICLE IV

CERTAIN DEFINITIONS...................................................................... 41

                                       ARTICLE V

MISCELLANEOUS............................................................................ 42

SECTION 5.1.    Severability of Provisions............................................... 42
SECTION 5.2.    Notices.................................................................. 42
SECTION 5.3.    Covenants To Run with the Land........................................... 43
SECTION 5.4.    Headings................................................................. 43
SECTION 5.5.    Limitation on Interest Payable........................................... 43
SECTION 5.6.    Governing Law; Submission to Jurisdiction; Venue......................... 44
SECTION 5.7.    No Merger................................................................ 44

SECTION 5.8.    Modification in Writing.................................................. 44
SECTION 5.9.    No Credit for Payment of Taxes or Impositions............................ 45
SECTION 5.10.   Stamp and Other Taxes.................................................... 45
SECTION 5.11.   Estoppel Certificates.................................................... 45
SECTION 5.12.   Additional Security...................................................... 45
SECTION 5.13.   Release.................................................................. 46
SECTION 5.14.   Certain Expenses of Beneficiary.......................................... 46
SECTION 5.15.   Expenses of Collection................................................... 47
SECTION 5.16.   Business Days............................................................ 47
SECTION 5.17.   Relationship............................................................. 47
SECTION 5.18.   Reconveyance Upon Payment of Secured Obligations......................... 47
SECTION 5.19.   Concerning Beneficiary................................................... 48
SECTION 5.20.   Future Advances.......................................................... 49
SECTION 5.21.   Waiver of Stay........................................................... 49
SECTION 5.22.   Continuing Security Interest; Assignment................................. 50
SECTION 5.23.   Obligations Absolute..................................................... 50
SECTION 5.24.   Beneficiary's Right to Sever Indebtedness................................ 51

SIGNATURES
SCHEDULE A LEGAL DESCRIPTION
SCHEDULE B PRIOR LIENS

              TERM LOAN AND REVOLVING CREDIT DEED TO SECURE DEBT,
                  ASSIGNMENT OF LEASES AND SECURITY AGREEMENT
              ---------------------------------------------------

          TERM LOAN AND REVOLVING CREDIT DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT ("Deed to Secure Debt"), dated as of November 6, 1997, made by CARSON PRODUCTS COMPANY, a Delaware corporation, having an office at 64 Ross Road, Savannah, Georgia 31405, as grantor, assignor and debtor (in such capacities and together with any successors in such capacities, "Grantor"), to CREDIT AGRICOLE INDOSUEZ, having an office at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, "Beneficiary") as agent and collateral agent for the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).

                               R E C I T A L S :
                               ----------------

          A. Pursuant to a certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Carson, Inc., a Delaware corporation, Grantor, the Banks and Credit Agricole Indosuez, as Agent and Collateral Agent for the Banks, the Banks have agreed (i) to make to or for the account of Grantor certain Acquisition Term Loans up to an aggregate principal amount of $50,000,000 that mature on the last Business Day of October, 2005 and certain Revolving Loans up to an aggregate principal amount of $25,000,000 that mature on the last Business Day of October, 2003 and (ii) to issue certain Letters of Credit for the account of Grantor.

          B. It is contemplated that Grantor may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of Grantor now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C. Grantor is the owner of the Mortgaged Property (as hereinafter defined).

          D. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit under the Credit Agreement or entering into the Interest Rate Agreements that Grantor execute and deliver the applicable Credit Documents, including this Deed to Secure Debt.

          E. This Deed to Secure Debt is given by Grantor in favor of Beneficiary for its benefit and the benefit of the Banks and Collateral Agent (collectively, the "Secured Parties") to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), of (i) all Obligations of Grantor now existing or hereafter arising under the Credit Agreement and all Interest Rate Obligations of Grantor now existing or hereafter arising under any Interest Rate Agreement (including, without limitation, Grantor's obligation provided for therein to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement) and (ii) without duplication of the amounts described in clause (i), all Obligations of Grantor now existing or hereafter arising under this Deed to Secure Debt or any other Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments that Grantor is obligated to pay under this Deed to Secure Debt or any other Security Document (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

                        G R A N T I N G  C L A U S E S :
                        -------------------------------

          For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby pledge, give, grant, sell, convey and transfer to Beneficiary, its successors and assigns, with powers of sale, for the use and benefit of Beneficiary, all Grantor's right, title and interest in and to the following property, whether now owned or held or hereafter acquired (collectively, the "Mortgaged Property"):

          A. Any and all present estates or interest of Grantor in the land described in Schedule A, together with all Grantor's reversionary rights in and
             ----------
to any and all easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, the "Land");

          B. Any and all estates or interests of Grantor in the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

          C. Any and all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished in connection with the Premises to the extent assignable, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation;

          D. Any and all interest of Grantor in all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all utility systems, fire sprinkler and alarm systems, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment, and all other articles used or useful in connection with the use or operation of any part of the Premises, all to the extent the same constitute "fixtures" as such term is de-fined in the UCC as in effect in the State of Georgia (collectively, the "Equipment");

          E. All Grantor's right, title and interest as landlord, licensor or grantor, in all leases and subleases of space, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, cash, guaranties, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Lease (collectively, the "Rents");

          F. All general intangibles and contract rights relating to the Premises and the Equipment and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto (collectively, the "Contract Rights");

          G. All drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined); and

          H. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments and refunds of real estate taxes and assessments, including interest thereon (collectively, "Proceeds");

          TO HAVE AND TO HOLD the Mortgaged Property together with the rights, privileges and appurtenances thereto belonging unto Beneficiary, for the benefit of Beneficiary and Beneficiary's successors and assigns forever, for the purpose of securing payment and performance by Grantor of the Secured Obligations, and Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto Beneficiary, its substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any part thereof. This Deed to Secure Debt is a deed passing legal title pursuant to the laws of the State of Georgia governing loan or security deeds and security agreements and is not a mortgage as such term is defined under such laws.

                              C O V E N A N T S :
                              ------------------

          Grantor warrants, represents and covenants to and for the benefit of Beneficiary as follows:

                                   ARTICLE I

                        WARRANTIES, REPRESENTATIONS AND
                              COVENANTS OF GRANTOR
                        -------------------------------


          SECTION 1.1.  Payment. Grantor shall pay as and when the same shall
                        -------
  become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by Grantor under the Credit Documents and the Interest Rate Agreements.

          SECTION 1.2.  Authority and Validity. Grantor represents, warrants and
                        ----------------------
covenants that (i) Grantor is duly authorized to execute and deliver this Deed to Secure Debt, and all corporate and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained, (ii) this Deed to Secure Debt is a legal, valid, binding and enforceable obligation of Grantor, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) Grantor has full corporate power and lawful authority to execute and deliver this Deed to Secure Debt and to convey and grant a security interest in the Mortgaged Property as contemplated herein.

          SECTION 1.3.  Good Title.
                        ----------

          1.3.1 Grantor represents, warrants and covenants that (i) Grantor has good and marketable fee simple title to the Premises and the landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own in and to each of the Permits, the Equipment and the Contract Rights, in each case subject to no deed of trust, mortgage, deed to secure debt, pledge, security interest, encumbrance, lien, lease, license, easement, assignment, collateral assignment or charge of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute or any subordination arrangement in favor of any party other than Grantor (collectively, "Liens"; each, a "Lien"), except for those Liens identified on Schedule B hereto (collectively, the "Prior Liens"), (ii) Grantor will keep in
----------
effect all rights and appurtenances to or that constitute a part of the Mortgaged Property the failure to maintain which would have a material adverse effect upon the interests of Beneficiary under this Deed to Secure Debt or upon the value of the Mortgaged Property (a "Material Adverse Effect"), (iii) Grantor will protect, preserve and defend its interest in the Mortgaged Property and title thereto, provided that the failure to preserve such interest would have a
               --------
Material Adverse Effect, (iv) Grantor will comply with each of the terms, conditions and provisions of any obligation of Grantor which is secured by the Mortgaged Property, the noncompliance with which might reasonably be expected to result in the imposition of a Lien on the Mortgaged Property, which Lien is not permitted pursuant to the terms hereof, (v) Grantor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Deed to Secure Debt (subject to Prior Liens) in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Beneficiary hereunder, (vi) this Deed to Secure Debt creates and constitutes a valid and enforceable first Lien on the Mortgaged Property, which first Lien is and will be subject only to (a) Prior Liens (but not to extensions, amend-ments, supplements or replacements of Prior Liens unless consented to by Beneficiary) and (b) Liens hereafter created and which, pursuant to the provisions of Section 1.12, are superior to the Lien and security interests created and evidenced hereby, and Grantor does now and will forever warrant and defend to Beneficiary and all its successors and assigns such title and the validity and priority of the Lien and security interests created and evidenced hereby against the claims of all persons and parties whomsoever and (vii) there has been issued and there remain in effect each and every certificate of occupancy or use or other Permit currently required for the existing use and occupancy by Grantor which if not obtained or maintained would have a Material Adverse Effect.

          1.3.2 Grantor, immediately upon obtaining actual knowledge of the pendency of any proceedings for the eviction of Grantor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning Grantor's title to the Mortgaged Property as warranted in this Deed to Secure Debt, or of any condition that might reasonably be expected to give rise to any such proceedings, shall notify Beneficiary thereof. Beneficiary may participate in such proceedings, and Grantor will deliver or cause to be delivered to Beneficiary all instruments reasonably requested by Beneficiary to permit such participation. In any such proceedings Beneficiary may be represented by counsel reasonably satisfactory to Beneficiary at the reasonable expense of Grantor. If, upon the resolution of such proceedings, Grantor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to Beneficiary to be applied to the payment of the Secured Obligations in accordance with the provisions of Section 3.02(B)(a) of the Credit Agreement.


          SECTION 1.4.  Recording Documentation To Assure Security Interest;
                        ----------------------------------------------------
Fees and Expenses.
-----------------

          1.4.1 Grantor shall, forthwith after the execution and delivery of this Deed to Secure Debt and thereafter, from time to time, cause this Deed to Secure Debt and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Deed to Secure Debt to be filed, registered and recorded in such manner and in such places as may be re-quired by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of Beneficiary therein. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all reasonable expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

          1.4.2 Grantor shall, at the sole cost and expense of Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Beneficiary shall from time to time reasonably request, which may be necessary in the reasonable judgment of Beneficiary from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Beneficiary, the property and rights hereby conveyed or assigned or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary or for carrying out the intention or facilitating the performance of the terms of this Deed to Secure Debt or the filing, registering or recording of this Deed to Secure Debt. In the event Grantor shall fail after demand to execute any instrument reasonably requested to be executed by Grantor under this subsection 1.4.2, Beneficiary may execute the same as the attorney-in-fact for Grantor, such power of attorney being coupled with an interest and irrevocable.


          SECTION 1.5.  Payment of Taxes, Insurance Premiums, Assessments;
                        --------------------------------------------------
Compliance with Law and Insurance Requirements.
----------------------------------------------

          1.5.1 Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall pay and discharge, or cause to be paid and discharged, from time to time prior to the date on which material penalties attach thereto, all real estate and other material taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges and all other public charges imposed upon or assessed against or in respect of the Mortgaged Property or any part thereof or upon the Rents. Grantor shall, upon Benefici-ary's reasonable request, deliver to Beneficiary, receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or the Rents.

          1.5.2 From and after the occurrence and during the continuance of an Event of Default (as hereinafter defined), at the option and upon the request of Beneficiary, Grantor shall deposit with Beneficiary, on the first day of each month, an amount estimated by Beneficiary to be equal to one-twelfth of the annual taxes, assessments and other items required to be discharged by Grantor under subsection 1.5.1. Such amounts shall be held by Beneficiary without interest to Grantor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as Beneficiary shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Section 1.5 shall (i) affect any right or remedy of Beneficiary under any provision of this Deed to Secure Debt or of any statute or rule of law following an Event of Default to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at a rate per annum (the "Default Rate") equal to the highest rate then payable under the Credit Agreement during such time that any amount remains outstanding, to the Secured Obligations or
(ii) relieve Grantor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Grantor under subsection 1.5.1. Grantor hereby grants to Beneficiary a security interest in all sums held pursuant to this subsection 1.5.2 to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Beneficiary may, at its option, apply all or any part of the sums held pursuant to this subsection 1.5.2 to payment and performance of the Secured Obligations. Grantor shall redeposit with Beneficiary an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfillment of any other required conditions.

          1.5.3 Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5, Grantor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might reasonably be expected to result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or on the Rents (other than Liens permitted pursuant to the terms hereof) or which might reasonably be expected to result in forfeiture of all or any part of the Mortgaged Property.

          1.5.4 Grantor shall maintain, or cause to be maintained, in full force and effect all permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy the Premises and the Equipment in the manner and for the purposes operated by Grantor, or which Grantor otherwise deems necessary or appropriate in its commercially reasonable judgment (collectively, "Permits"; each, a "Permit"), except where the failure to maintain such Permit would not reasonably be expected to have a Material Adverse Effect. Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall comply with all material requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or similar statute or case law (collectively, "Requirements of Law") of any Governmental Authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, except where the failure to comply with such Requirements of Law would not reasonably be expected to have a Material Adverse Effect. Grantor shall not initiate, join in, or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of Beneficiary, which consent will not be unreasonably withheld or delayed.

          1.5.5 Grantor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.5.1, 1.5.3 or
1.5.4 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided,
                                                                    --------
however, that in connection with such contest, Grantor shall have made provision
-------
for the payment or performance of such contested obligation on Grantor's books if and to the ex-tent required by GAAP. Notwithstanding the foregoing provisions of this subsection 1.5.5, (i) no contest of any such obligations may be pursued by Grantor if such contest would expose Beneficiary or any Bank to any possible criminal liability or, unless Grantor shall have furnished a bond or other security therefor reasonably satisfactory to Beneficiary or such Bank, as the case may be, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Grantor pursuant to this subsection 1.5.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, Grantor shall pay or perform the same, in sufficient time to prevent the delivery of such tax or similar deed or such termination or forfeiture.

          1.5.6 Grantor shall not take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Deed to Secure Debt or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment and Grantor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises or the Equipment; provided, however, that Grantor may,
                                          --------  -------
at its own expense and after notice to Beneficiary, (i) contest the applicability or enforceability of any such requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Section 1.7 hereof or
(ii) cause the insurance policy containing any such requirement to be replaced by a new policy complying with the provisions of Section 1.7.

          1.5.7 Grantor shall, promptly upon receipt of any written notice regarding any failure by Grantor to pay or discharge any of the obligations described in subsection 1.5.1, 1.5.3, 1.5.4 or 1.5.6, furnish a copy of such notice to Beneficiary.

          1.5.8 In the event that the proceeds of any tax claim are paid after Beneficiary has exercised its right to foreclose the Lien of this Deed to Secure Debt, such proceeds shall be paid to Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of Beneficiary shall reasonably promptly be released to Grantor.


          SECTION 1.6.  Certain Tax Law Changes.  In the event of the passage
                        -----------------------
after the date of this Deed to Secure Debt of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes (excluding therefrom taxes on income), and imposing a tax, either directly or indirectly, on this Deed to Secure Debt, any Interest Rate Agreement or any other Credit Document that is payable by Beneficiary, Grantor shall promptly pay to Beneficiary such amount or amounts as may be necessary from time to time to pay such tax.

          SECTION 1.7.  Required Insurance Policies.
                        ---------------------------

          1.7.1 Grantor shall maintain in respect of the Premises and the Equipment the following insurance coverages:

             (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located. "Full replacement cost" means the Cost of Construction (as hereinafter defined) to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than once every twelve (12) months) by a Person selected by Grantor and reasonably acceptable to Beneficiary, such determination to be based upon the appraisals delivered to Beneficiary pursuant to Section 4.01(L)(iii) of the Credit Agreement, with appropriate updates for capitalized additions, deletions, industry trends and other factors;

             (ii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon Beneficiary and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as from time to time would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

             (iii) Worker's compensation insurance as required by the laws of the state where the Premises are located to protect Grantor against claims for injuries sustained in the course of employment at the Premises;

             (iv) Explosion insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Equipment, with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and the Equipment and located in the locality where the Premises and Equipment are located;

             (v) Business interruption insurance and/or "loss of rents" insurance covering one year of loss, the term "loss of rents" to mean the total estimated gross rental income from tenant occupation of the Improvements as furnished and equipped under Leases;

             (vi) If the Premises are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended pursuant to the National Flood Insurance Reform Act of 1994 or otherwise, or any successor laws, flood insurance with policy limits and de-ductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located; and

             (vii) Such other insurance, against such risks and with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if no such requirements shall have been imposed, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

          1.7.2 All insurance policies required by this Section 1.7 shall be in form reasonably satisfactory to Beneficiary. All insurance policies in respect of the coverages required by subsections 1.7.1(i), 1.7.1(iv), 1.7.1(v), 1.7.1(vi) and, if applicable, 1.7.1(vii), shall be in amounts at least sufficient to prevent coinsurance liability, and all losses thereunder shall be payable to Beneficiary, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement. All insurance policies in respect of the coverages required by subsections 1.7.1(ii) and, if applicable, 1.7.1(vii) shall name Beneficiary as an additional insured. Each policy of insurance required under this Section 1.7 shall provide that it may not be modified, reduced, cancelled or otherwise terminated without at least thirty (30) days' prior written notice to Beneficiary and shall permit Beneficiary to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due. All insurance policies required hereunder shall provide that all losses thereunder shall be payable notwithstanding any act or negligence of Grantor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments. The policy or policies of such insurance or certificates of insurance evidencing the required coverages, and all renewals or extensions thereof, shall be delivered to Beneficiary on the Closing Date. Settlement of any claim under any of the insurance policies referred to in this Section 1.7, if such claim involves (in the reasonable judgment of Beneficiary) loss in excess of $500,000 or more, shall require the prior written approval of Beneficiary, which approval shall not be unreasonably withheld or delayed, and Grantor shall use reasonable efforts to cause each such policy to contain a provision to such effect.

          1.7.3 At least ten (10) days prior to the expiration of any insurance policy required by this Section 1.7, a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other reasonable evidence of renewal or extension and reasonable evidence that the applicable policies are in full force and effect shall be delivered to Beneficiary.

          1.7.4 Grantor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.7, unless (to the extent such coverage may be obtained under applicable law) Beneficiary is included thereon as a named insured and, if applicable, with loss payable to Beneficiary under an endorsement containing the provisions described in subsection 1.7.2. Grantor shall immediately notify Beneficiary whenever any such separate insurance policy is obtained and shall promptly deliver to Beneficiary the policy or certificate evidencing such insurance.

          1.7.5 Grantor shall, immediately upon receipt of any written notice of any failure by Grantor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7, furnish a copy of such notice to Beneficiary.

          1.7.6 In the event that the proceeds of any insurance claim are paid after Beneficiary has exercised its right to foreclose the Lien of this Deed to Secure Debt, such proceeds shall be paid to Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the policies of insurance required to be maintained pursuant to this Deed to Secure Debt during any redemption period. The amount of any such proceeds in excess of any deficiency claim of Beneficiary shall reasonably promptly be released to Grantor.


          SECTION 1.8.  Failure To Make Certain Payments.  If Grantor shall
                        --------------------------------
fail to perform any of the covenants contained in this Deed to Secure Debt, including, without limitation, Grantor's covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments,

(iii) make repairs, (iv) discharge liens and encumbrances or (v) pay or perform any obligations of Grantor under the Leases, Beneficiary may, following five (5) Business Days' prior written notice by Beneficiary to Grantor of its intent to do so during which time Grantor shall not have remedied such failure, but shall not be obligated to, make advances to perform such covenant on Grantor's behalf, and all sums so advanced shall be included in the Secured Obligations and, to the extent permitted by applicable law, shall be secured hereby. Grantor shall repay on demand all sums so advanced by Beneficiary on behalf of Grantor, with interest at the Default Rate from the date of payment by Beneficiary to the date of reimbursement. Neither the provisions of this Section 1.8 nor any action taken by Beneficiary pursuant to the provisions of this Section 1.8 shall prevent any such failure to observe any covenant contained in this Deed to Secure Debt from constituting an Event of Default. Beneficiary shall not be bound to inquire into the validity of any tax, lien or imposition which Grantor fails to pay as and when required hereby and which Grantor does not contest in accordance with the terms hereof.

          SECTION 1.9.  Inspection.  Grantor shall, upon reasonable prior
                        ----------
notice by Beneficiary to the chief financial officer, controller or any other Authorized Officer of Grantor, permit Beneficiary, by its agents, accountants and attorneys, to visit and inspect the Premises at such reasonable times during regular business hours and intervals and to such reasonable extent as may be reasonably requested by Beneficiary.

          SECTION 1.10.  Grantor To Maintain Improvements.  Grantor shall not
                         --------------------------------
commit or suffer any waste on the Premises or with respect to any Equipment. Grantor represents and warrants that (i) the Premises are served by all utilities required or necessary for the current use thereof and (ii) Grantor has access to the Premises from public roads sufficient to allow Grantor and its tenants and invitees to conduct its and their businesses at the Premises in accordance with sound commercial practices. Grantor shall, at all times, exercise commercially reasonable efforts to maintain the Premises and Equipment in good repair, working order and insurable condition (subject to normal wear and tear) and shall make all repairs, structural or nonstructural, which Grantor deems appropriate in its commercially reasonable judgment, when necessary. Grantor shall (a) not alter the occupancy or use of all or any part of the Premises on which Grantor is conducting its business without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, and (b) do all other reasonable acts which from the character or use of the Premises and Equipment may, in the commercially reasonable opinion of Grantor, be necessary or appropriate to maintain and preserve their value. Grantor shall not remove, demolish or alter the structural character of any Improvement now or hereafter erected upon all or any part of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, except that items constituting Equipment may be removed if such removal is temporary and for the purpose of making repairs or such items are immediately replaced with similar items of Equipment having a value and utility for their intended purposes that is not less than the value and such utility of the Equipment so removed or if in the commercially reasonable opinion of Grantor such Equipment is not necessary for the use or operation of the Premises, and except as permitted pursuant to Section 7.13 of the Credit Agreement.

          SECTION 1.11.  Grantor's Obligations with Respect to Leases.
                         --------------------------------------------

          1.11.1 Subject to the provisions of subsection 1.11.2 herein, Grantor will manage and operate the Mortgaged Property in a reasonably prudent manner and will not without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, enter into any Lease of all or any part of the Premises, other than a Lease to an Affiliate of Grantor (which will not require the consent of Beneficiary), which (i) interferes with the operation of Grantor's business on the Premises, (ii) might reasonably be expected to have a Material Adverse Effect on the value of the Premises or (iii) is for space in excess of 10,000 square feet (each, a "Material Lease").

          1.11.2  Grantor shall not:

             (i) receive or collect, or permit the receipt or collection of, any rental or other payments under any Material Lease more than one month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one month's rent and/or a reasonable security deposit may be required thereunder and (b) Grantor may receive and collect escalation and other charges in accordance with the terms of each Lease;

             (ii) assign, transfer or hypothecate (other than to Beneficiary hereunder) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Grantor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

             (iii) enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                  (a) such Lease and the rights of the tenant thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Beneficiary under and the Lien of this Deed to Secure Debt;

                  (b) such Lease has been assigned as collateral security by Grantor as landlord thereunder to Beneficiary under this Deed to Secure Debt;

                  (c) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Lease, (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                  (d) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Premises or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received (or in the case of a letter of credit, was properly transferred in negotiable form);

                  (e) the tenant agrees to attorn, at the option of Beneficiary or any purchaser of the Premises, upon a foreclosure of the Premises or the giving or granting of a deed in lieu thereof; and

                  (f) the tenant agrees to give notice to Beneficiary of any default by landlord under the Lease and Beneficiary shall have a reasonable time to cure, should Beneficiary so elect, any default of landlord prior to tenant exercising any rights of tenant to terminate or cancel such Lease.

             (iv) enter into any amendment or modification of any Material Lease which would change the unexpired term thereof or decrease the amount of the rents or other amounts payable thereunder or materially impair the value or utility of the Mortgaged Property or impair the security provided by this Deed to Secure Debt;

             (v) enter into any further lease or sublease of the property subject to any Material Lease without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, unless such Material Lease is not amended in any material respect and the primary obligor under such Material Lease is not released in any material respect from its material responsibilities and liabilities under such Material Lease as a result of such lease or sublease;

             (vi) terminate (whether by exercising any contractual right of Grantor to recapture leased space or otherwise) or permit the termination of any Material Lease or accept surrender of all or any portion of the space demised under any Material Lease prior to the end of the term thereof or accept assignment of any Material Lease to Grantor unless:

                  (a) the tenant under such Lease has not paid the equivalent of two (2) months' rent and Grantor has made reasonable efforts to collect such rent; or

                  (b) Grantor shall deliver to Beneficiary an Officer's Certificate to the effect that Grantor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Grantor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including all operating expenses and other amounts payable under the new Lease (or Leases) without any abatement or concession; or

             (vii) waive, excuse, condone or in any manner discharge or release any tenants of or from the material obligations of such tenants under their respective Leases or guarantors of tenants from material obligations under any guarantees of the Leases except in the ordinary and prudent course of business with due regard for the security afforded Beneficiary thereby.

          1.11.3 Grantor shall timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Grantor under each Lease and shall at all times do all things reasonably necessary to require performance by the lessee, franchisee, licensee or grantee under each Lease of all obligations, covenants and agreements by such party to be performed thereunder. Grantor shall promptly notify Beneficiary of the receipt of any notice from any lessee under any Lease claiming that Grantor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Grantor and will cause a copy of each such notice to be promptly delivered to Beneficiary.


          SECTION 1.12.  Transfer Restrictions and Liens.  Except as provided
                         -------------------------------
in Section 1.11 and as permitted pursuant to Section 7.13 of the Credit Agreement, Grantor may not, without the prior written consent of Beneficiary, further mortgage, en-cumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise. Notwithstanding the provisions of the foregoing sentence, so long as no Event of Default shall have occurred and be continuing, Grantor shall have the right to suffer, in respect of the Mortgaged Property, (i) the Liens in respect of amounts payable or obligations to be performed by Grantor pursuant to subsections 1.5.1, 1.5.3 and 1.5.4, provided, however, that such amounts are not yet delinquent or are being contested in accordance with the provisions of subsection 1.5.5 and (ii) Liens of the type described in paragraphs (c), (e),
(f), (g) and (i) of the definition of Permitted Encumbrances. Each of the Liens and other transfers permitted by this Section 1.12 shall in all respects be subject and subordinate in priority to the Lien and security interests created and evidenced hereby except to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

          SECTION 1.13.  Destruction; Condemnation.
                         -------------------------

          1.13.1  Destruction; Insurance Proceeds.  If there shall occur any
                  -------------------------------
damage to, or loss or destruction of, the Improvements, Equipment, or any part of any thereof (each, a "Destruction"), Grantor shall promptly send to Beneficiary a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to Beneficiary, provided that Grantor shall be
                                            --------
entitled to retain the proceeds of any insurance payable in respect of a Destruction to the extent that the aggregate amount of any such insurance proceeds received by Grantor in such fiscal year when added to the aggregate of any award or payment in respect of any Taking (as hereinafter defined) received by Grantor in such fiscal year does not exceed $500,000. All such proceeds, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Net Proceeds"), shall be applied in accordance with the provisions of subsections 1.13.3, 1.13.4 and 1.13.5.

          1.13.2  Condemnation; Assignment of Award.  If there shall occur any
                  ---------------------------------
taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceed-
ings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military (each, a "Taking"), Grantor shall promptly notify Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. Beneficiary may participate in any proceedings or negotiations which might result in any Taking, and Grantor shall deliver or cause to be delivered to Beneficiary all instruments requested by it to permit such participation. Beneficiary may be represented by counsel reasonably satisfactory to it at the reasonable expense of Grantor in connection with any such participation. Grantor shall pay all reasonable fees, costs and expenses incurred by Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Beneficiary, provided that Grantor shall be entitled to the award or payment
             --------
payable in respect of a Taking to the extent that the aggregate amount of any such award received by Grantor in such fiscal year when added to the aggregate of any insurance proceeds in respect of any Destruction received by Grantor in such fiscal year does not exceed $500,000. Grantor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking (the "Net Award"), shall be applied in accordance with the provisions of subsections 1.13.3, 1.13.4 and 1.13.5.

          1.13.3  Restoration.  So long as no Event of Default shall have
                  -----------
occurred and be continuing, in the event there shall be a Net Award or Net Proceeds in an amount less than or equal to $1,000,000, Grantor shall have the right, at Grantor's option, to apply such Net Award or Net Proceeds as Net Cash Proceeds in accordance with the provisions of Section 3.02(B)(a) of the Credit Agreement or to perform a restoration (each, a "Restoration") of the Premises and Equipment. In the event Grantor elects to perform any Restoration contemplated by this subsection 1.13.3, Beneficiary shall release such Net Award or Net Proceeds to Grantor as soon as practicable. Grantor shall promptly following the date of its receipt of any proceeds in respect of a Destruction or Taking, as the case may be, commence and diligently continue to perform the Restoration in accordance with Section 3.02(A)(h) of the Credit Agreement

(subject to extensions for delays caused by reason of force majeure) of that portion or portions of the Improvements and Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Premises and Equipment will be in substantially the same condition and shall be as near as practicable to the value and utility as the Premises and Equipment was immediately prior to such Destruction or Taking. Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

          1.13.4  Major Restoration.  In the event there shall be a Net Award or
                  -----------------
Net Proceeds other than as described in subsection 1.13.3, Grantor shall have the option to apply such Net Award or Net Proceeds, as the case may be, as Net Cash Proceeds in accordance with the provisions of Section 3.02(B)(a) of the Credit Agreement or to require a Restoration of the Mortgaged Property. In the event a Restoration is to be performed under this subsection 1.13.4, Beneficiary shall not release any part of the Net Award or the Net Proceeds except in accordance with the provisions of subsection 1.13.5, and Grantor shall, prior to commencing any work to effect a Restoration of the Premises and Equipment, promptly (but in no event later than ninety (90) days following any Destruction or Taking) furnish to Beneficiary:

             (i) complete plans and specifications (the "Plans and Specifications") for the Restoration;

             (ii) a certificate (an "Architect's Certificate") of an independent, reputable architect or engineer reasonably acceptable to Beneficiary and licensed in the state where the Premises is located (a) listing all permits and approvals required by law in connection with the Restoration, (b) stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained, (c) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (d) stating such signatory's estimate (an "Estimate") of the costs of completing the Restoration and (e) stating that upon completion of such Restoration in accordance with the Plans and Specifications, the value and utility of the Premises and the Equipment will be approximately equal to or greater than the value and utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

             (iii) if the Estimate exceeds the Net Proceeds or Net Award, as the case may be, a surety bond for, guarantee of, or irrevocable letter of credit (a "Letter of Credit") or other irrevocable and unconditional commitment to provide funds (each, a "Commitment") for the payment of the excess cost of such Restoration, payable to or in favor of Beneficiary, as Collateral Agent, which bond, guaranty, Letter of Credit or Commitment (A) shall be signed by a surety or sureties or guarantor(s), as the case may be, reasonably acceptable to Beneficiary and, in the case of a Letter of Credit or Commitment, shall be provided by a bank or other financial institution having capital and surplus in excess of $250 million as shown in its most recent available statement of financial condition and (B) shall be in an amount not less than the excess of the amount of the Estimate over the amount of the Net Award or Net Proceeds, as the case may be, then held by Beneficiary for application toward the cost of such Restoration.

          Beneficiary shall have the right to review and approve the Plans and Specifications as to structural matters only, such review and approval not to be unreasonably withheld or delayed. Promptly upon any approval of the Plans and Specifications by Beneficiary, Grantor shall commence and diligently continue to perform the Restoration in accordance with such approved Plans and Specifications. Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

          1.13.5  Restoration Advances Following Destruction or Taking of
                  -------------------------------------------------------
Mortgaged Property.  In the event Grantor shall elect to perform a Restoration
------------------
of the Premises and Equipment as provided in subsection 1.13.4, Beneficiary shall apply any Net Proceeds or the Net Award held by Beneficiary on account of the applicable Destruction or Taking to the payment of the cost of performing such Restoration and shall pay portions of the same, from time to time, to Grantor or, at Beneficiary's option, exercised from time to time, directly to the contractors, subcontractors, materialmen, laborers, engineers, architects, and other persons rendering services or material for such Restoration, subject to the following conditions:

             (i) Each request for payment shall be made on at least ten (10) days' prior notice to Beneficiary and shall be accompanied by an Architect's Certificate stating (a) that all the Restoration work then completed has been done in compliance with the Plans and Specifications, as approved by Beneficiary, and in accordance with all provisions of law, (b) the sums requested are required to reimburse Grantor for payments by Grantor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects, or other persons rendering services or materials for the Restoration, and that, when added to the sums, if any, previously paid out by Beneficiary, such sums do not exceed the cost of the Restoration to the date of such Architect's Certificate, (c) whether or not the Estimate continues to be accurate, and if not, what the entire cost of such Restoration is then estimated to be and (d) that the amount of the Net Proceeds or Net Award, as the case may be, remaining after giving effect to such payment will be sufficient on completion of the Restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

             (ii) Each request for payment shall be accompanied by an opinion of counsel to Grantor (which counsel shall be independent and reasonably acceptable to Beneficiary) or a title insurance policy, binder or endorsement in form and substance reasonably satisfactory to Beneficiary confirming that (a) all Liens (other than Prior Liens and Liens otherwise permitted hereunder) covering that part of the Restoration previously paid for, if any, have been waived and (b) there has not been filed with respect to all or any part of the Premises any Lien (other than Prior Liens and Liens otherwise permitted hereunder) which is not discharged of record and which could have priority over the Lien of this Deed to Secure Debt in respect of any part of the Secured Obligations; and

             (iii) The final request for any payment after the Restoration has been completed shall be accompanied by an Architect's Certificate listing all certificates, permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration and stating that all of the same have been obtained, or if not obtained, the failure to obtain such certificate, permit, license or waiver will not have a Material Adverse Effect.

          In the event that there shall be any surplus after application of the Net Award or the Net Proceeds to Restoration of the Improvements and the Equipment, such surplus shall be applied as Net Cash Proceeds in accordance with
Section 3.02(B)(a) of the Credit Agreement or, at the option of Beneficiary, shall be held by Beneficiary as additional collateral to secure the performance by Grantor of the Secured Obligations.


          SECTION 1.14.  Alterations.  Grantor shall not, without the prior
                         -----------
written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, make any addition, modification or change which is structural in nature (each, an "Alteration") to the Premises that costs more to effect than $250,000. Whether or not Beneficiary has consented to the making of any Alteration, Grantor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable material local laws, ordinances and requirements (subject to extensions for delays caused by reason of force majeure) and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.5.5.

          SECTION 1.15.  Hazardous Material.
                         ------------------

          1.15.1 Each of the provisions of Section 5.27 of the Credit Agreement is restated herein in its entirety (including all defined terms referenced therein) mutatis mutandis. Grantor shall comply with the provisions of such
         ------- --------
section as if such grantor were the "Borrower and its Subsidiaries" as referenced therein.

          1.15.2 Each of the provisions of Sections 6.15 of the Credit Agreement is restated herein in its entirety (including all defined terms referenced therein) mutatis mutandis. Grantor shall comply with the provisions
                    ----------------
of such section as if such Grantor were the "Borrower and its Subsidiaries" as referenced therein. In the event Grantor fails to comply with the referenced covenants, Beneficiary may, in addition to any other remedies set forth herein, as agent for and at Grantor's sole cost and expense, cause any necessary remediation, removal or response action required by Environmental Laws relating to

Hazardous Materials to be taken and Grantor shall provide to Beneficiary and its agents and employees reasonable access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by Beneficiary for such purpose shall be payable by Grantor immediately upon demand therefor and shall bear interest at the Default Rate. Beneficiary shall have the right at any time that the Secured Obligations are outstanding, at the sole cost and expense of Grantor, to conduct an environmental audit of the Mortgaged Property where Beneficiary believes that cause exists, including in the event any change in any applicable Environmental Law would either require the conduct of an environmental audit or make such an audit prudent, by such persons or firms appointed by Beneficiary, and Grantor shall cooperate in all reasonable respects in the conduct of such environmental audit, including, without limitation, by providing reasonable access to the Mortgaged Property and to all relevant records relating thereto. To the extent that any such environmental audit identifies conditions which violate, or could be expected to give rise to material liability or obligations under Environmental Laws, Grantor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies with Environmental Laws. Grantor shall indemnify and hold Beneficiary and each Bank harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and expense (including, without limitation, attorneys' and consultants' fees and disbursements and the allocated costs of staff counsel) that Beneficiary or such Bank may sustain by reason of the assertion against Beneficiary or such Bank by any party of any claim relating to such Hazardous Materials on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Deed to Secure Debt except with regard to any loss, cost, damage or expense arising from or relating to acts or omissions occurring after Beneficiary or any Bank takes possession of, uses, operates, manages, controls or sells the Mortgaged Property provided, however, that such exception shall apply only to the extent such loss, cost, damage or expense arises solely from the gross negligence, bad faith or willful misconduct of Beneficiary or any Bank or of the agents of Beneficiary or any Bank.


          SECTION 1.16.  Asbestos.  Grantor shall not install nor permit to be
                         --------
installed in or removed from the Mortgaged

Property, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, Grantor shall promptly either (i) remove or encapsulate any ACM which such Environmental Laws require to be removed or (ii) otherwise comply with such Environmental Laws with respect to such ACM, all at Grantor's sole cost and expense. If Grantor shall fail to so remove or encapsulate any ACM or otherwise comply with such Environmental Laws, Beneficiary may, in addition to any other remedies set forth herein, take whatever steps it deems necessary or appropriate to remove or encapsulate any ACM from the Mortgaged Property or otherwise comply with applicable Environmental Laws, and Grantor shall provide to Beneficiary and its agents and employees reasonable access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by Beneficiary for such purpose shall be payable by Grantor immediately upon demand therefor and shall bear interest at the Default Rate. Grantor shall indemnify and hold Beneficiary and each Bank harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and expense (including, without limitation, attorneys' and consultants' fees and disbursements and the allocated costs of staff counsel) that Beneficiary or such Bank may sustain as a result of the presence of any ACM and any removal thereof or compliance with Environmental Laws. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Deed to Secure Debt except with regard to any loss, cost, damage or expense arising from or relating to acts or omissions occurring after Beneficiary or any Bank takes possession of, uses, operates, manages, controls or sells the Mortgaged Property provided, however, that such exception shall apply only to the extent such loss, cost, damage or expense arises solely from the gross negligence, bad faith or willful misconduct of Beneficiary or any Bank or of the agents of Beneficiary or any Bank.

          SECTION 1.17.  Books and Records; Other Information.
                         ------------------------------------

          1.17.1 Grantor shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Mortgaged Property and the business and affairs of Grantor relating to the Mortgaged Property. Upon reasonable notice by Beneficiary to the chief financial officer, controller or any other

Authorized Officer of Grantor, Beneficiary and its authorized representatives shall have the right at reasonable times during regular business hours and intervals and to such reasonable extent as may be reasonably requested by Beneficiary to examine the books and records of Grantor relating to the operation of the Mortgaged Property.

          1.17.2 Grantor shall, at any and all times, within a reasonable time after written request by Beneficiary, furnish or cause to be furnished to Beneficiary, in such manner and in such detail as may be reasonably requested by Beneficiary, additional information with respect to the Mortgaged Property.


          SECTION 1.18.  No Claims Against Beneficiary. Nothing contained in
                         -----------------------------
this Deed to Secure Debt shall constitute any consent or request by Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Deed to Secure Debt.

          SECTION 1.19.  Utility Services.  Grantor shall pay, or cause to be
                         ----------------
paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services and any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof, shall comply with all contracts relating to any such services, and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in Section 1.10.

                                   ARTICLE II


                   ASSIGNMENT OF LEASES; SECURITY AGREEMENT;
                             ASSIGNMENT AGREEMENT
                  ------------------------------------------


          SECTION 2.1.  Assignment of Leases, Rents, Issues and Profits.
                        -----------------------------------------------

          2.1.1 Grantor absolutely, presently and irrevocably assigns, transfers and sets over to Beneficiary, and grants to Beneficiary subject to the terms and conditions hereof, all Grantor's estate, right, title, interest, claim and demand as landlord to collect rent and other sums due under all existing Leases and any other Leases, including, without limitation, all extensions of the terms of the Leases (such assigned rights, "Grantor's Interest"), as follows:

             (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Leases;

             (ii) all claims, rights, powers, privileges and remedies of Grantor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

             (iii) all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

             (iv) the full power and authority, in the name of Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Grantor or any landlord is or may be entitled to do under the Leases.

          2.1.2 Any Rents receivable by Beneficiary hereunder, after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Deed to Secure Debt and the Credit Agreement. Beneficiary shall be accountable to Grantor only for Rents actually received by Beneficiary pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event or Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

          2.1.3 So long as no Event of Default shall have occurred and be continuing, Grantor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court. Upon such Event of Default and during the continuance thereof, Beneficiary may, to the fullest extent permitted by the Leases, (i) exercise any of Grantor's rights under the Leases, (ii) enforce the Leases,
(iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and (iv) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by Grantor's Interest.

          2.1.4 Upon the occurrence and during the continuance of an Event of Default, Grantor shall, at the direction of Beneficiary, further authorize and direct the tenant under each Lease to pay directly to, or as directed by, Beneficiary all Rents accruing or due under its Lease without proof to the tenant of the occurrence and continuance of such Event of Default. Grantor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Beneficiary for payment of Rents to Beneficiary and Grantor shall have no claim against any tenant for Rents paid by such tenant to Beneficiary pursuant to such notice or demand.

          2.1.5 Grantor at its sole cost and expense shall use commercially reasonable efforts to enforce the material terms of the Leases in accordance with their terms. Neither this Deed to Secure Debt nor any action or inaction on the part of Beneficiary shall release any tenant under any Lease, any guarantor of any Lease or Grantor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Beneficiary. No action or fail-ure to act on the part of Grantor shall adversely affect or limit the rights of Beneficiary under this Deed to Secure Debt or, through this Deed to Secure Debt, under the Leases.

          2.1.6 All rights, powers and privileges of Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Deed to Secure Debt or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Grantor shall, from time to time, upon reasonable request of Beneficiary, execute all instruments and further assurances and all supplemental instruments and take all such action as Beneficiary from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Beneficiary hereby.

          2.1.7 Grantor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any material term of any of the Material Leases in any manner which would violate this Deed to Secure Debt. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

          2.1.8 Nothing contained herein shall operate or be construed to (i) obligate Beneficiary to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Beneficiary with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Premises.


          SECTION 2.2.  Security Interest in Fixtures.
                        -----------------------------

          2.2.1 This Deed to Secure Debt shall constitute a security agreement and shall create and evidence a security interest in all the Equipment and in all the other items of Mortgaged Property to the extent the same constitute "fixtures" under the UCC as in effect in Georgia in which a security inter-est may be granted pursuant to the UCC as in effect in the State of Georgia (collectively, "Fixtures").

          2.2.2 Upon the occurrence of any Event of Default, in addition to the remedies set forth in Article III, Beneficiary shall have the power to sell the Fixtures in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law. It shall not be necessary that any Fixtures offered be physically present at any such sale or constructively in the possession of Beneficiary or the person conducting the sale.

          2.2.3 Upon the occurrence and during the continuance of any Event of Default, Beneficiary may sell the Fixtures or any part thereof at public or private sale with notice to Grantor as hereinafter provided. The proceeds of any such sale, after deducting all expenses of Beneficiary in taking, storing, repairing and selling the Fixtures (including, without limitation, attorneys' fees and legal expenses) shall be applied in the manner set forth in subsection
3.3.3. At any sale, public or private, of the Fixtures or any part thereof, Beneficiary may purchase any or all of the Fixtures offered at such sale.

          2.2.4 Beneficiary shall give Grantor reasonable notice of any sale of any of the Fixtures pursuant to the provisions of this Section 2.2. Notwithstanding the provisions of Section 5.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least five (5) days prior to any sale, by first class or certified mail, postage prepaid, to Grantor at its address determined in accordance with the provisions of Section 5.2.

                                  ARTICLE III


                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------

          SECTION 3.1.  Events of Default.  It shall be an Event of Default
                        -----------------
hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement.

          SECTION 3.2.  Remedies in Case of an Event of Default.  If any Event
                        ---------------------------------------
of Default shall have occurred and be continuing, Beneficiary may at Beneficiary's option, in addition to any other action permitted under this Deed to Secure Debt or the Credit Agreement or by law, statute or in equity, take one or more of the following actions:

          3.2.1 by written notice to Grantor, declare in accordance with and pursuant to the terms of the Credit Agreement the entire unpaid amount of the Secured Obligations to be due and payable immediately;

          3.2.2 personally, or by its agents or attorneys, (i) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of Grantor relating thereto and, exclude Grantor, its agents and servants wholly therefrom, (ii) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (iii) maintain and restore the Premises and the Equipment, (iv) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Beneficiary may deem advisable, (v) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof. Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by Beneficiary shall be applied as follows:

          FIRST: to pay costs and expenses (including, without limitation, attorneys' fees and expenses) of so entering upon, taking possession of, holding, operating and managing the Mortgaged Property or any part thereof, and any taxes, assessments or other charges which Beneficiary may consider necessary or desirable to pay, and any other amounts due to Beneficiary;

          SECOND: to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Grantor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the

     Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          THIRD:  to the pro rata payment in full in cash of Secured Obligations
                         --- ----
     consisting of (i) principal at any time and from time to time owing by Grantor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and (ii) the amount of Grantor's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

          FOURTH: the balance, if any, to the Person lawfully entitled thereto (including Grantor or its successors or assigns), if all conditions to the release of this Deed to Secure Debt shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by Beneficiary and thereafter applied to any future payments required to be made in accordance with clauses FIRST, SECOND and THIRD above.

          3.2.3 with or without entry, personally or by its agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.3 or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

          3.2.4 take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Credit Documents, or in aid of the execution of any power granted in this Deed to Secure Debt, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect.

          SECTION 3.3.  Sale of Mortgaged Property if Event of Default Occurs;
                        ------------------------------------------------------
Proceeds of Sale.
----------------

          3.3.1 Upon acceleration of the Loans and all Obligations owing under the Credit Agreement as provided in subsection 3.2.1 hereof, Beneficiary may institute an action to foreclose this Deed to Secure Debt or take such other action as may be permitted and available to Beneficiary at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof Beneficiary may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. Beneficiary may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all Grantor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Beneficiary the true and lawful attorney in fact of Grantor to make any such recitals, sale, assignment and conveyance, and all of the acts of Beneficiary as such attorney in fact are hereby ratified and confirmed. Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that any assignment or conveyance to be made by Beneficiary shall divest Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Beneficiary may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, Grantor agrees that possession of the Mortgaged Property by Grantor, or any person claiming under Grantor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed to Secure Debt, Grantor and any person in possession under Grantor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Deed to Secure Debt by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Beneficiary in its discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

          3.3.2  In the event of any sale made under or by virtue of this
Article III, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of Beneficiary, immediately become due and payable, anything in this Deed to Secure Debt to the contrary notwithstanding.

          3.3.3  The proceeds of any sale made under or by virtue of this
Article III, together with any other sums which then may be held by Beneficiary under this Deed to Secure Debt, whether under the provisions of this Article III or otherwise, shall be applied as follows:

          FIRST: to pay the costs and expenses incurred by Beneficiary in enforcing its remedies under this Deed to Secure Debt;

          SECOND: to pay the costs and expenses of the sale and of any receiver of the Mortgaged Property or any part thereof appointed pursuant to subsection 3.5.2;

          THIRD: to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Grantor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          FOURTH:  to the pro rata payment in full in cash of Secured
                          --- ----
     Obligations consisting of (i) principal at any time and from time to time owing by Grantor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and (ii) the amount of Grantor's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

          FIFTH: the balance, if any, to the Person lawfully entitled thereto (including Grantor or its successors or assigns).

          3.3.4 Beneficiary (on behalf of any Bank or on its own behalf) or any Bank or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this
Article III and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to Beneficiary, or such Bank in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Beneficiary or such Bank is authorized to deduct under this Deed to Secure Debt.

          3.3.5 Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed to Secure Debt by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          3.3.6 If the Premises is comprised of more than one parcel of land, Beneficiary may take any of the actions authorized by this Section 3.3 in respect of any or a number of individual parcels.


          SECTION 3.4.  Additional Remedies in Case of an Event of Default.
                        --------------------------------------------------

          3.4.1 Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Deed to Secure Debt, and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed to Se-
cure Debt, or the foreclosure of, or absolute conveyance pursuant to, this Deed to Secure Debt. In case of proceedings against Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Beneficiary shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Beneficiary
                    --------  -------
receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Grantor.

          3.4.2 Any recovery of any judgment by Beneficiary and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

          3.4.3 Any moneys collected by Beneficiary under this Section 3.4 shall be applied in accordance with the provisions of subsection 3.3.3.


          SECTION 3.5.  Legal Proceedings After an Event of Default.
                        -------------------------------------------

          3.5.1 After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions of this Deed to Secure Debt or of any other proceedings in aid of the enforcement of this Deed to Secure Debt, Grantor shall enter its voluntary appearance in such action, suit or proceeding.

          3.5.2 Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Grantor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to Beneficiary.

          3.5.3 Grantor shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed to Secure Debt, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed to Secure Debt, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, Grantor hereby expressly (i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed to Secure Debt, (ii) waives any and all rights to trial by jury in any action or proceeding relating to the enforcement of this Deed to Secure Debt,
(iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed to Secure Debt and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (iv) covenants not to hinder, delay or impede the execution of any power granted or delegated to Beneficiary by this Deed to Secure Debt but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article III in the absence of gross negligence or willful misconduct.


          SECTION 3.6.  Remedies Not Exclusive. No remedy conferred upon or
                        ----------------------
reserved to Beneficiary by this Deed to Secure Debt is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed to Secure Debt or now or hereafter existing at law or in equity. Any delay or omission of Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed to Secure Debt may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect. If Beneficiary accepts any moneys required to be paid by Grantor under this Deed to Secure Debt after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed to Secure Debt or to declare an Event of Default with regard to subsequent defaults. If Beneficiary accepts any moneys required to be paid by Grantor under this Deed to Secure Debt in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Grantor to pay the entire sum then due, and Grantor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.


                                   ARTICLE IV

                              CERTAIN DEFINITIONS
                              -------------------

          The following terms shall have the following respective meanings:

          "Cost of Construction" means the sum, so far as it relates to the
           --------------------
reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by Grantor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contrac-tors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Grantor to be desirable or necessary during the course of construction; (iii) the expenses incurred or assumed by Grantor for test borings, surveys, estimates, any Plans and Specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction; (iv) ad valorem property taxes levied upon the Premises during performance of any Restoration; and (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a Restoration.

          "Governmental Authority" shall mean any federal, state, local or
           ----------------------
foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over Grantor or the Mortgaged Property.

                                   ARTICLE V


                                 MISCELLANEOUS
                                 -------------


          SECTION 5.1.  Severability of Provisions.  Any provision of this
                        --------------------------
Deed to Secure Debt which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 5.2.  Notices.  Unless otherwise provided herein or in the
                        -------
Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, if to Grantor or Beneficiary, addressed to it at the address set forth in the Credit Agreement, or as to either party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 5.2; provided, however, that notices
                                                --------  -------
to Beneficiary shall not be effective until received by Beneficiary.

          SECTION 5.3.  Covenants To Run with the Land.  All of the grants,
                        ------------------------------
covenants, terms, provisions and conditions in this Deed to Secure Debt shall run with the Land and shall apply to, and bind the successors and assigns of, Grantor. If there shall be more than one grantor, the covenants and warranties hereof shall be joint and several.

          SECTION 5.4.  Headings.  The Section headings used in this Deed to
                        --------
Secure Debt are for convenience of reference only and shall not affect the construction of this Deed to Secure Debt.

          SECTION 5.5.  Limitation on Interest Payable.  It is the intention
                        ------------------------------
of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Deed to Secure Debt is a part. All agreements between Grantor and Beneficiary whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Grantor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any related document, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Grantor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Deed to Secure Debt until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

          SECTION 5.6.  Governing Law; Submission to Jurisdiction; Venue.  (a)
                        ------------------------------------------------
This Deed to Secure Debt and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State in which the Premises are located. Grantor hereby irrevocably appoints CT Corporation System, having an address at 1633 Broadway, New York, New York 10019 and such other persons as may hereafter be selected by Grantor irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Grantor in any other jurisdiction.

          (b) Grantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Deed to Secure Debt and hereby further irrevocably waives and agrees not to plead or claim in any court that any such action or proceeding brought in any court has been brought in an inconvenient forum.

          SECTION 5.7.  No Merger.  The rights and estate created by this Deed
                        ---------
to Secure Debt shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Beneficiary unless Beneficiary shall have consented to such merger in writing.

          SECTION 5.8.  Modification in Writing.  No amendment, modification,
                        -----------------------
supplement, termination or waiver of or to any provision of this Deed to Secure Debt, nor consent to any departure by Grantor therefrom shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by Beneficiary. Any amendment, modification or supplement of or to any provision of this Deed to Secure Debt, any waiver of any provision of this Deed to Secure Debt, and any consent to any departure by Grantor from the terms of any provision of this Deed to Secure Debt shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed to Secure Debt or any other Credit Document, no notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

          SECTION 5.9.  No Credit for Payment of Taxes or Impositions.
                        ---------------------------------------------
Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any tax or other impositions on the Mortgaged Property or any part thereof.

          SECTION 5.10.  Stamp and Other Taxes.  Subject to the provisions of
                         ---------------------
subsection 1.5.5 relating to permitted contests, Grantor shall pay any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Deed to Secure Debt or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Beneficiary may advance the same and the amount so advanced shall be payable by Grantor to Beneficiary within ten (10) days after demand therefor, together with interest thereon at the Default Rate.


          SECTION 5.11.  Estoppel Certificates.  Grantor and Beneficiary shall,
                         ---------------------
from time to time, upon thirty (30) days' prior written request of the other party, execute, acknowledge and deliver to the other party a certificate signed by an authorized officer or officers stating that this Deed to Secure Debt, the Credit Agreement and the other Credit Documents are unmodified and in full force and effect (or, if there have been modifications, that this Deed to Secure Debt, the Credit Agreement or such Credit Document, as applicable, is in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Loans.


          SECTION 5.12.  Additional Security.  Without notice to or consent of
                         -------------------
Grantor and without impairment of the Lien and rights created by this Deed to Secure Debt, Beneficiary may accept (but Grantor shall not be obligated to furnish) from Grantor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Deed to Secure Debt nor the acceptance of any such additional security shall prevent Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed to Secure Debt without affecting Beneficiary's Lien and rights under this Deed to Secure Debt.

          SECTION 5.13.  Release.  The Mortgaged Property shall be released
                         -------
from the Lien of this Deed to Secure Debt in accordance with the provisions of the Credit Agreement or at such time as all Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated. Beneficiary, on the written request and at the expense of Grantor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Beneficiary and duly recorded by Grantor in the places where this Deed to Secure Debt is recorded, shall conclusively evidence the release or assignment of this Deed to Secure Debt.

          SECTION 5.14.  Certain Expenses of Beneficiary.  If any action, suit
                         -------------------------------
or other proceeding affecting the Mortgaged Property or any part thereof be commenced, in which action, suit or proceeding Beneficiary is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of Beneficiary to defend or uphold the Lien of this Deed to Secure Debt (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Requirements of Law), then all amounts reasonably paid or incurred by Beneficiary for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and Lien created by this Deed to Secure Debt, shall be paid by Grantor upon demand together with interest at the Default Rate from the date of the payment or incurring thereof to the date of repayment, and any such amount and the interest thereon shall be a Lien on the Mortgaged Property, prior to any right, or right to, interest in, or claim upon the Mortgaged Property attaching or accruing subsequent to or otherwise subordinate to the Lien of this Deed to Secure Debt, and the same shall be deemed to be secured hereby. All other amounts reasonably paid, advanced or incurred by Beneficiary in order to secure and protect the Lien of this Deed to Secure Debt or other security provided hereunder shall be a like Lien on the Mortgaged Property and be deemed to be secured hereby.

          SECTION 5.15.  Expenses of Collection.  Grantor will upon demand pay
                         ----------------------
to Beneficiary the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents, which Beneficiary may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Deed to Secure Debt, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (iv) the exercise or enforcement of any of the rights of Beneficiary or any Secured Party hereunder or (v) the failure by Grantor to perform or observe any of the provisions hereof. All amounts payable by Grantor under this Section 5.16 shall be due upon demand and shall be part of the Secured Obligations. Grantor's obligations under this Section shall survive the termination of this Deed to Secure Debt and the discharge of Grantor's other obligations hereunder.

          SECTION 5.16.  Business Days.  In the event any time period or any
                         -------------
date provided in this Deed to Secure Debt ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

          SECTION 5.17.  Relationship.  The relationship of Beneficiary to
                         ------------
Grantor hereunder is strictly and solely that of lender and borrower and grantor and beneficiary and nothing contained in the Credit Agreement, this Deed to Secure Debt or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Grantor other than as lender and borrower and grantor and beneficiary.

          SECTION 5.18.  Reconveyance Upon Payment of Secured Obligations.  In
                         ------------------------------------------------
the event that Grantor shall cause to be paid and performed in full all of the Secured Obligations, Beneficiary shall release the Mortgaged Property from the Lien of this

Deed to Secure Debt and reconvey (without warranty by or recourse against Beneficiary or any Bank) the Mortgaged Property to Grantor.

          SECTION 5.19.  Concerning Beneficiary.
                         ----------------------

          5.19.1 Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed to Secure Debt and its duties hereunder, upon advice of counsel selected by it.

          5.19.2 With respect to any of its rights and obligations as a Bank, Beneficiary shall have and may exercise the same rights and powers hereunder. The term "Banks," "Bank" or any similar terms shall, unless the context clearly otherwise indicates, include Beneficiary in its individual capacity as a Bank. Beneficiary may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Grantor or any entity related to or affiliated with Grantor to the same extent as if Beneficiary were not acting as collateral agent.

          5.19.3 If any item of Mortgaged Property also constitutes collateral granted to Beneficiary under any other deed of trust, mortgage, deed to secure debt, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions of this Deed to Secure Debt and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

          5.19.4 Beneficiary has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Beneficiary hereunder are subject to the provisions of the Credit Agreement. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Mortgaged Property), in accordance with this Deed to Secure Debt and the Credit Agreement. Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appoint-ment as Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed to Secure Debt, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed to Secure Debt. After any retiring Beneficiary's resignation, the provisions of this Deed to Secure Debt shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed to Secure Debt while it was Beneficiary.


          SECTION 5.20.  Future Advances.  This Deed to Secure Debt may secure
                         ---------------
future advances. The maximum aggregate amount of all advances of principal under the Credit Agreement that may be outstanding hereunder at any time is $75,000,000.

          SECTION 5.21.  Waiver of Stay.
                         --------------

          5.21.1 Grantor agrees that in the event that Grantor or any property or assets of Grantor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Grantor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Beneficiary has commenced foreclosure proceedings under this Deed to Secure Debt, Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Beneficiary as provided in this Deed to Secure Debt or in any other Security Document.

          5.21.2 Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection 5.21.1 for the purposes provided therein, and Grantor agrees (i) not to oppose any such petition or motion and (ii) at Grantor's sole cost and expense, to assist and cooperate with Beneficiary, as may be requested by Beneficiary from time to time, in obtaining any relief requested by Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Beneficiary or any such court.

          SECTION 5.22.  Continuing Security Interest; Assignment.  This Deed
                         ----------------------------------------
to Secure Debt shall create a continuing security interest in the Mortgaged Property and shall (i) be binding upon Grantor, its successors and assigns and
(ii) inure, together with the rights and remedies of Beneficiary hereunder, to the benefit of Beneficiary and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this Deed to Secure Debt to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement.

          SECTION 5.23.  Obligations Absolute.  All obligations of Grantor
                         --------------------
hereunder shall be absolute and unconditional irrespective of:

             (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Grantor or any other Credit Party;

             (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

             (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

             (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

             (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Deed to Secure Debt, any Interest Rate Agreement or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 5.8 hereof; or

             (vi) any other circumstance or happening whatsoever that is similar to any of the foregoing.


          SECTION 5.24.  Beneficiary's Right to Sever Indebtedness.
                         -----------------------------------------

          5.24.1 Grantor acknowledges that (a) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of Grantor in other jurisdictions (all such property, collectively, the "Collateral"), (b) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement or interest rate agreement and (c) Grantor intends that Beneficiary have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that Beneficiary would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement or interest rate agreement, mortgage or security document. In furtherance of such intent, Grantor agrees that Beneficiary may at any time by notice (an "Allocation Notice") to Grantor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of Grantor unrelated to the other transactions contemplated by the Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Grantor and shall not be available hereunder to satisfy any Secured Obligations of Grantor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien of this Deed to Secure Debt or in connection with any power of sale foreclosure or other remedy exercised under this Deed to Secure Debt commenced after the giving by Beneficiary of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Grantor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 5.24, the proceeds received by Beneficiary pursuant to this Deed to Secure Debt shall be applied by Beneficiary in accordance with the provisions of subsection 3.3.3 hereof.

          5.24.2 Grantor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien of this Deed to Secure Debt or other remedy exercised under this Deed to Secure Debt constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Beneficiary elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by Beneficiary to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that Beneficiary is not entitled to a deficiency judgment, Grantor shall not (a) introduce in any other jurisdiction such judgment as a defense to enforcement against Grantor of any remedy in the Credit Agreement, any Interest Rate Agreement or any other Credit Document or (b) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

          5.24.3 In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 5.24, including, without limitation, any amendment to this Deed to Secure Debt, any substitute promissory note or affidavit or certificate of any kind, Beneficiary may execute, deliver or record such instrument as the attorney-in-fact of Grantor. Such power of attorney is coupled with an interest and is irrevocable.

          5.24.4 Notwithstanding anything set forth herein to the contrary, the provisions of this Section 5.24 shall be effective only to the maximum extent permitted by law.

          IN WITNESS WHEREOF, Grantor has caused this Deed to Secure Debt to be duly executed and delivered under seal the day and year first above written.

                              CARSON PRODUCTS COMPANY,

                              Grantor

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

                              Attest:
                                     -----------------------------
                                     Name:
                                     Title:

Signed, sealed and delivered
in the presence of:

Witness

______________________________
Name:

_____________________________
Notary Public
[Notary Seal]

                                   Schedule A
                                   ----------

                              [Legal Description]

                          [To come from Title Policy]

                                   Schedule B
                                   ----------

                                 [Prior Liens]

                          [To come from Title Policy]